EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Park Electrochemical Corp. (the "Company") for the quarterly period ended August 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), P. Matthew Farabaugh, as Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	P. Matthew Farabaugh
Name:	P. Matthew Farabaugh
Title:	Vice President and Chief Financial Officer
Date:	October 9, 2015